Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Christopher Ranjitkar, Director, Investor Relations
(617) 219-1410

Government Properties Income Trust Announces First Quarter 2017 Results
First Quarter Net Income of $0.10 Per Share
First Quarter Normalized FFO of $0.56 Per Share
Occupancy was 95.1% at Quarter End, Up 20 Basis Points Year Over Year
Completed 360,103 Square Feet of Leasing in the First Quarter for a 5.2% Increase in Rents

Newton, MA (April 27, 2017): Government Properties Income Trust (Nasdaq: GOV) today announced its financial results for the quarter ended March 31, 2017.

David Blackman, President and Chief Operating Officer of GOV, made the following statement:

"Government Properties Income Trust continued its solid leasing performance during the first quarter, executing over 360,000 square feet of new and renewal leases for a weighted average lease term in excess of 10 years, a 5.2% increase in rents over previous rents for the same space, and leasing capital and concessions of $0.59 per square foot per lease year. Year over year, our consolidated occupancy increased 20 basis points to 95.1% as a result of our strong leasing performance."

Results for the Quarter Ended March 31, 2017:

Net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, was $7.4 million, or $0.10 per diluted share, for the quarter ended March 31, 2017, compared to net income of $17.4 million, or $0.24 per diluted share, for the quarter ended March 31, 2016. The weighted average number of diluted common shares outstanding was 71.1 million for the quarter ended March 31, 2017, and 71.0 million for the quarter ended March 31, 2016.

Normalized funds from operations, or Normalized FFO, for the quarter ended March 31, 2017 were $39.9 million, or $0.56 per diluted share, compared to Normalized FFO for the quarter ended March 31, 2016 of $44.4 million, or $0.62 per diluted share.

Reconciliations of net income determined in accordance with GAAP to funds from operations, or FFO, and Normalized FFO for the quarters ended March 31, 2017 and 2016 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Leasing, Occupancy and Same Property Results:

During the quarter ended March 31, 2017, GOV entered into new and renewal leases for 360,103 rentable square feet at weighted (by rentable square feet) average rents that were 5.2% above prior rents for the same space. The weighted average (by rentable square feet) lease term for leases entered into during the quarter ended March 31, 2017 was 10.6 years. Leasing capital commitments for new and renewal leases entered into during the quarter ended March 31, 2017 were $2.2 million, or $0.59 per square foot, per weighted average lease year.

As of March 31, 2017, 95.1% of GOV’s rentable square feet at properties classified as continuing operations was leased. This compares with 95.1% as of December 31, 2016 and 94.9% as of March 31, 2016. Occupancy for properties classified as continuing operations and owned continuously since January 1, 2016, or same properties, was 95.1% as of March 31, 2017, which compares with 95.1% as of December 31, 2016 and 95.4% as of March 31, 2016. Same properties net operating income, or NOI, increased 0.8% and same properties cash basis NOI, or Cash Basis NOI, decreased 1.4% for the quarter ended March 31, 2017 compared to the same period in 2016.

Reconciliations of net income determined in accordance with GAAP to NOI and to Cash Basis NOI for the quarters ended March 31, 2017 and 2016 appear later in this press release.

Recent Acquisition Activities:

As previously disclosed, in January 2017, GOV acquired an office property (one building) located in Manassas, VA with 69,374 rentable square feet for a purchase price of $12.6 million, excluding acquisition costs. This property is 100% leased to Prince William County with a remaining lease term of 9.1 years as of the date of acquisition.

Recent Disposition Activities:

As previously disclosed, in March 2016, GOV entered an agreement to sell an office property (one building) located in Falls Church, VA with 164,746 rentable square feet. In March 2017, we agreed to extend the closing date for this sale to June 1, 2017 and increased the sales price by $150,000, which we received as a non-refundable deposit. The contract sales price is now $13.3 million, excluding closing costs.

Conference Call:

On Thursday, April 27, 2017, at 11:00 a.m. Eastern Time, President and Chief Operating Officer, David Blackman, and Chief Financial Officer and Treasurer, Mark Kleifges, will host a conference call to discuss GOV’s first quarter 2017 results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Thursday, May 4, 2017. To hear the replay, dial (412) 317-0088. The replay pass code is 10104347. A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, at www.govreit.com. Participants wanting to access the webcast should visit GOV’s website about five minutes before the call. The archived webcast will be available for replay on GOV’s website following the call for about one week. The transcription, recording and retransmission in any way of GOV’s first quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s First Quarter 2017 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants. GOV is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the pages attached to this news release for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO, Normalized FFO, NOI and Cash Basis NOI.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. BLACKMAN'S STATEMENTS REGARDING GOV'S QUARTERLY LEASING PERFORMANCE, INCREASED RENTS AND IMPROVED OCCUPANCY MAY IMPLY THAT THESE MEASURES MAY CONTINUE TO INCREASE. HOWEVER, THERE CAN BE NO ASSURANCE THAT GOV'S RENTS OR OCCUPANCY WILL INCREASE IN THE FUTURE OR REMAIN AT CURRENT LEVELS OR THAT FUTURE LEASING ACTIVITY WILL RESULT IN HIGHER RENTAL RATES THAN PREVIOUS LEASES FOR THE SAME SPACE . IN FACT, GOV'S FUTURE PROPERTY OCCUPANCIES MAY DECREASE AND ANY FUTURE LEASING ACTIVITY MAY YIELD LOWER RENTAL RATES THAN PREVIOUS LEASES FOR THE SAME SPACE.

•
GOV HAS ENTERED INTO AN AGREEMENT TO SELL ONE PROPERTY. THIS TRANSACTION IS SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust
Condensed Consolidated Statements of Income
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2017	2016

Rental income	$69,296	$63,611

Expenses:
Real estate taxes	8,177	7,653
Utility expenses	4,606	4,174
Other operating expenses	13,992	12,911
Depreciation and amortization	20,505	18,324
Acquisition related costs	—	152
General and administrative	3,962	3,526
Total expenses	51,242	46,740

Operating income	18,054	16,871
Dividend income	304	—
Interest income	61	6
Interest expense (including net amortization of debt premiums and discounts
and debt issuance costs of $807 and $471, respectively)	(13,581)	(9,364)
Gain on early extinguishment of debt	—	104
Income from continuing operations before income taxes
and equity in earnings of investees	4,838	7,617
Income tax expense	(18)	(15)
Equity in earnings of investees	2,739	9,934
Income from continuing operations	7,559	17,536
Loss from discontinued operations	(144)	(149)
Net income	$7,415	$17,387

Weighted average common shares outstanding (basic)	71,079	71,031
Weighted average common shares outstanding (diluted)	71,094	71,031

Per common share amounts (basic and diluted):
Income from continuing operations	$0.11	$0.25
Loss from discontinued operations	$—	$—
Net income	$0.10	$0.24

Government Properties Income Trust
Funds from Operations and Normalized Funds from Operations (1)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Calculation of Funds from Operations (FFO) and Normalized FFO:
Net income	$7,415	$17,387
Add: Depreciation and amortization	20,505	18,324
FFO attributable to SIR investment	12,404	18,458
Less: Equity in earnings of SIR	(2,611)	(9,857)
FFO	37,713	44,312
Add: Acquisition related costs	—	152
Normalized FFO attributable to SIR investment	14,590	18,475
Less: FFO attributable to SIR investment	(12,404)	(18,458)
Gain on early extinguishment of debt	—	(104)
Normalized FFO	$39,899	$44,377

Weighted average common shares outstanding (basic)	71,079	71,031
Weighted average common shares outstanding (diluted)	71,094	71,031

Per common share amounts (basic and diluted):
Net income	$0.10	$0.24
FFO	$0.53	$0.62
Normalized FFO	$0.56	$0.62
Distributions declared per share	$0.43	$0.43

(1)
GOV calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between FFO attributable to an equity investment and equity in earnings of an equity investee but excluding impairment charges on real estate assets, any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to GOV. GOV's calculation of Normalized FFO differs from NAREIT's definition of FFO because GOV includes the difference between FFO and Normalized FFO attributable to GOV’s equity investment in Select Income REIT, or SIR, GOV includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of GOV’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are determined at the end of the calendar year, and GOV excludes acquisition related costs and gains on early extinguishment of debt. GOV considers FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income and operating income. GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of GOV's operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by GOV's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain GOV's qualification for taxation as a REIT, limitations in GOV’s credit agreement and public debt covenants, the availability to GOV of debt and equity capital, GOV's expectation of its future capital requirements and operating performance, GOV’s receipt of distributions from SIR and GOV’s expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income or operating income as an indicator of GOV's operating performance or as a measure of GOV’s liquidity. These measures should be considered in conjunction with net income and operating income as presented in GOV's Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does.

Government Properties Income Trust
Calculation and Reconciliation of Property Net Operating Income (NOI) and Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Calculation of NOI and Cash Basis NOI (2):
Rental income (3)	$69,296	$63,611
Property operating expenses	(26,775)	(24,738)
Property net operating income (NOI)	42,521	38,873
Non-cash straight line rent adjustments included in rental income (3)	(1,300)	(149)
Lease value amortization included in rental income (3)	627	307
Non-cash amortization included in property operating expenses (4)	(121)	(121)
Cash Basis NOI	$41,727	$38,910

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$7,415	$17,387
Loss from discontinued operations	144	149
Income from continuing operations	7,559	17,536
Equity in earnings of investees	(2,739)	(9,934)
Income tax expense	18	15
Gain on early extinguishment of debt	—	(104)
Interest expense	13,581	9,364
Interest income	(61)	(6)
Dividend income	(304)	—
Operating income	18,054	16,871
General and administrative	3,962	3,526
Acquisition related costs	—	152
Depreciation and amortization	20,505	18,324
NOI	42,521	38,873
Non-cash amortization included in property operating expenses (4)	(121)	(121)
Lease value amortization included in rental income (3)	627	307
Non-cash straight line rent adjustments included in rental income (3)	(1,300)	(149)
Cash Basis NOI	$41,727	$38,910

Reconciliation of NOI to Same Property NOI (5):
Rental income	$69,296	$63,611
Property operating expenses	(26,775)	(24,738)
Property NOI	42,521	38,873
Less: NOI of properties not included in same property results	(4,271)	(908)
Same property NOI	$38,250	$37,965

Calculation of Same Property Cash Basis NOI (5):
Same property NOI	$38,250	$37,965
Plus: Lease value amortization included in rental income (3)	429	294
Less: Non-cash straight line rent adjustments included in rental income (3)	(1,048)	(102)
Non-cash amortization included in property operating expenses (4)	(121)	(121)
Same property Cash Basis NOI	$37,510	$38,036

(1)
GOV calculates NOI and Cash Basis NOI as shown above. The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to GOV’s property level results of operations. GOV defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions because GOV records those amounts as depreciation and amortization. GOV defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and non-cash amortization included in other operating expenses. GOV considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of GOV’s properties. GOV uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and GOV believes that NOI and Cash Basis NOI provide useful information to investors regarding GOV’s results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of GOV’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income or operating income as an indicator of our operating performance or as a measure of GOV’s liquidity. These measures should be considered in conjunction with net income and operating income as presented in GOV’s Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than GOV does.

(2)	Excludes one property (one building) classified as discontinued operations.

(3)
GOV reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to GOV by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(4)
GOV recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price GOV paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

(5)
For the three months ended March 31, 2017 and 2016, same property NOI and same property cash basis NOI are based on properties GOV owned as of March 31, 2017 and which it owned continuously since January 1, 2016, excluding one property (one building) classified as discontinued operations.

Government Properties Income Trust
Condensed Consolidated Balance Sheets
(amounts in thousands, except share data)
(unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
Real estate properties:
Land	$269,410	$267,855
Buildings and improvements	1,640,096	1,620,905
Total real estate properties, gross	1,909,506	1,888,760
Accumulated depreciation	(308,241)	(296,804)
Total real estate properties, net	1,601,265	1,591,956
Equity investment in Select Income REIT	482,103	487,708
Assets of discontinued operations	12,538	12,541
Acquired real estate leases, net	118,065	124,848
Cash and cash equivalents	12,808	29,941
Restricted cash	703	530
Rents receivable, net	50,459	48,458
Deferred leasing costs, net	21,232	21,079
Other assets, net	77,877	68,005
Total assets	$2,377,050	$2,385,066

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$160,000	$160,000
Unsecured term loans, net	547,341	547,171
Senior unsecured notes, net	647,213	646,844
Mortgage notes payable, net	27,415	27,837
Liabilities of discontinued operations	52	45
Accounts payable and other liabilities	52,762	54,019
Due to related persons	3,672	3,520
Assumed real estate lease obligations, net	10,025	10,626
Total liabilities	1,448,480	1,450,062

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares
authorized, 71,177,906 shares issued and outstanding	712	712
Additional paid in capital	1,473,533	1,473,533
Cumulative net income	103,744	96,329
Cumulative other comprehensive income	43,714	26,957
Cumulative common distributions	(693,133)	(662,527)
Total shareholders’ equity	928,570	935,004
Total liabilities and shareholders’ equity	$2,377,050	$2,385,066